Exhibit 10.14

PERIMETER SOLUTIONS S.A.

2021 EQUITY INCENTIVE PLAN

1.	Purpose and Duration

1.1 Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by: (i) providing a means for the Company and its Affiliates to attract and retain employees, officers, consultants, advisors, and directors who will contribute to the Company’s long-term growth and success; and (ii) providing such individuals with incentives that will align the interests of such individuals with those of the stockholders of the Company. Incentives available under this Plan include Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, and Other Awards.

1.2 Duration. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Section 13, until all Shares subject to the Plan shall have been issued according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date (but unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to the tenth (10th) anniversary of the Effective Date may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan with respect to such Award, shall extend beyond such date).

2.	Definitions

The following terms shall have the meanings set forth below:

2.1 “Acquired Organization” means an entity that was acquired by the Company through a merger, consolidation, combination, exchange of shares, acquisition or other business transaction.

2.2 “Acquired Plan” means the incentive plan established by an Acquired Organization or any awards outstanding thereunder.

2.3 “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

2.4 “Articles of Association” means the articles of association of the Company, as amended or restated.

2.5 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, or Other Awards.

2.6 “Award Agreement” means any written agreement, contract, certificate or other instrument or document, which may be in electronic format, evidencing the terms and conditions of an Award granted under the Plan.

2.7 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule13d-3 and Rule 13d-5 of the Exchange Act.

2.8 “Beneficiary” means a person named by a Participant who is entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of such Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

2.9 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.10 “Cause” means:

(i) If the Participant is a party to a written employment, service or other agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(ii) In the absence of any employment agreement between a Participant and the Employer otherwise defining Cause, (i) acts of personal dishonesty, gross negligence or willful misconduct on the part of a Participant in the course of his or her employment or services; (ii) a Participant’s engagement in conduct that results, or could be reasonably expected to result, in material injury to the reputation or business of the Company or its Affiliates; (iii) misappropriation by a Participant of the assets or business opportunities of the Company or its Affiliates; (iv) embezzlement or fraud committed by a Participant, at his or her direction, or with his or her personal knowledge; (v) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) that has, or could be reasonably expected to have, an adverse impact on the performance of the Participant’s duties to the Company or its Affiliates; or (vi) failure by a Participant to follow the lawful directions of a superior officer or the Board. Unless an applicable employment agreement otherwise provides, the Committee, in its absolute discretion, will determine the effect of all matters on questions relating to whether a Participant has been discharged for Cause.

2.11 “Change in Control” of the Company shall mean the occurrence of any one or more of the following events:

(i) any Person becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty (60) day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing fifty percent (50%) or more of the combined voting power of such entity’s then outstanding securities;

(ii) during any twelve (12) month period, a majority of the members of the Board is replaced by individuals who were not members of the Board at the beginning of such twelve (12) month period and whose election by the Board or nomination for election by the Company’s shareholders was not approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such twelve (12) month period or whose election or nomination for election was previously so approved;

(iii) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) fifty percent (50%) or more of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(iv) the consummation of a sale or disposition of all or substantially all of the assets of the Company, other than such a sale or disposition that would result in the voting securities of the Company outstanding immediately prior thereto representing fifty percent (50%) or more of the combined voting power of the acquiring entity outstanding immediately after such a sale or disposition.

2.12 “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

2.13 “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan. If the Committee does not exist or cannot function for any reason or if the Board withdraws the Committee’s authority to administer the Plan, references to the Committee shall mean the Board or such other committee of the Board as designated by the Board.

2.14 “Common Stock” means the ordinary shares of the Company with a nominal value of $1 per share, fully paid-up, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

2.15 “Company” means Perimeter Solutions SA, a public company limited by shares duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg having its registered office at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548, and any successor thereto.

2.16 “Continuous Service” means the absence of any interruption or termination of service as an Employee, Director or Key Person. Continuous Service Status shall not be considered interrupted in the case of: (i) a statutory leave of absence or a sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. A change in the capacity in which the Participant renders services to the Company, its Affiliates or their respective successors as an Employee, Director or Key Person will not constitute an interruption of Continuous Service Status.

2.17 “Deed of Incorporation” means the deed of incorporation of the Company enacted on 21 June 2021 before Maître Danielle Kolbach, notary residing in Junglinster, Grand Duchy of Luxembourg.

2.18 “Director” means a member of the Board.

2.19 “Disability” means:

(i) If the Participant is a party to a written employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Disability, the definition contained therein;

(ii) If no written employment or service agreement exists, or if such employment or service agreement does not define Disability, the definition contained in the Award Agreement; or

(iii) If no definition is provided by application of clauses (i) and (ii) of this section, then Participant’s physical or mental incapacity that renders him or her unable, with or without accommodation, for a period of 90 (ninety) consecutive days or an aggregate of one hundred and twenty (120) days in any three hundred and sixty-five (365) consecutive calendar day period to perform his or her duties to the Company or any Affiliate.

Notwithstanding the foregoing, with respect to any Incentive Stock Option, “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code. To the extent the vesting or payment of any Award hereunder is accelerated by reason of a Participant’s Disability, no such acceleration shall occur until the Participant experiences a Separation from Service.

2.20 “Effective Date” shall mean [________, 2021].

2.21 “Employee” means any person employed by the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.

2.22 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder, or any successor act thereto.

2.23 “Fair Market Value” means, as of any date, the value of a Share, which shall be an amount equal to the closing price of a Share on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange or inter-dealer quotation system on which the Shares are quoted or traded. If Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.24 “409A Guidance” means the regulations and other guidance issued under Section 409A of the Code.

2.25 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Section 6, which is intended to meet the requirements of Section 422 of the Code.

2.26 “Insider” means an individual who is, on the relevant date, subject to Section 16 of the Exchange Act due to his or her status with the Company.

2.27 “Key Person” means a consultant or advisor other than an Employee or Director who is a natural person and provides bona fide services to the Company or a Subsidiary or an Affiliate (other than services in connection with the offer and sale of securities in a capital-raising transaction, or that directly or indirectly promote or maintain a market in the Company’s securities).

2.28 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Section 6 and which is not intended to be treated as an ISO under Section 422 of the Code.

2.29 “Other Award” means a cash-based or stock-based award grant made pursuant to Section 10.

2.30 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

2.31 “Option Price” means the price to be paid by a Participant and at which a Share may be issued by the Company to a Participant upon the exercise of an Option.

2.32 “Participant” means an Employee, Director or Key Person who is eligible to receive an Award or who has an outstanding Award granted under the Plan.

2.33 “Performance Share” shall mean Shares awarded to a participant, subject to performance vesting goals or other vesting criteria as the Committee may determine pursuant to Section 9.

2.34 “Performance Share Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Committee may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 9.

2.35 “Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and payment of a Performance Share Unit or Performance Share.

2.36 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37 “Plan” means this 2021 Equity Incentive Plan of the Company

2.38 “Restricted Stock” means a Shares awarded to a Participant pursuant to Section 8 herein.

2.39 “Restricted Stock Unit” or “RSU” means an unsecured and unfunded promise to deliver a Share in the future pursuant to Section 8 herein, the terms and conditions of which shall be specified in the related Award Agreement.

2.40 “Separation from Service” means a termination of the employment or other service relationship between the Participant and the Company meeting the requirements of Section 409A(a)(2)(A)(i) of the Code.

2.41 “Share Reserve” shall have the meaning ascribed to such term in Section 5.1.

2.42 “Shares” means shares of the Common Stock.

2.43 “Stock Appreciation Right” or “SAR” means an Award, granted alone and designated as a SAR, pursuant to the terms of Section 7.

2.44 “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company either directly or indirectly controls at least fifty percent (50%) of the voting interest or owns at least fifty percent (50%) of the value or capital or profits interest.

2.45 “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by an Acquired Organization.

2.46 “Successor Corporation” shall have the meaning ascribed to such term in Section 12.1.

3.	Eligibility and Participation

3.1 Eligibility. Persons eligible to participate in this Plan include:

(i) All Employees, Directors and Key Persons of the Company or an Affiliate.

(ii) Holders of equity-based awards granted by an Acquired Organization are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable listing standards of any stock market or exchange on which the Shares are listed. Subject to such applicable listing standards, the terms and conditions of such Substitute Awards shall be determined by the Committee in its sole discretion.

3.2 Participation.

(i) Subject to the provisions of the Plan, the Committee may from time to time select from all eligible Employees, Directors and Key Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award, and Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee, including in connection with any other compensation program established by the Company.

(ii) Eligibility for participation in this Plan is not a guaranty or grant of a right to be selected to receive an Award, and being selected to receive an Award is not a representation or guaranty of being selected to receive any additional Awards. Selection is at the sole discretion of the Committee.

4.	Administration

4.1 General. The Plan shall be administered by the Committee.

4.2 Authority of the Committee. Subject to the terms of the Plan and applicable law, the Committee (or, to the extent permitted hereby, its delegate) shall have full power and authority to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to each Participant under the Plan;

(iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

(iv) determine the terms and conditions of any Award;

(v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vi) determine whether, to what extent and under what circumstances a tax withholding obligation may be satisfied in cash, Shares, other Awards, or other property;

(vii) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(viii) interpret, administer and reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

4.3 Delegation. The Committee may delegate its power, authority and duties as identified herein to a subcommittee, except (i) for the power and authority to grant Awards to Insiders (unless the delegation is to a subcommittee that complies with the exemption requirements of Rule 16b-3, as such regulations may be amended from time to time or any successors thereto) and (ii) as otherwise prohibited by law. In addition to the delegation authority provided by the previous sentence, to the extent permitted by applicable law or rule of the applicable stock market or exchange on which the Shares are listed, the Committee may delegate to one or more officers of the Company the authority to grant Options, SARs, Restricted Stock and Restricted Stock Units to Participants that are not Insiders.

4.4 Decisions Binding. All determinations and decisions made by the Board, the Committee or the Committee’s delegate pursuant to the provisions of the Plan and all related orders and resolutions of the Board, the Committee or the Committee’s delegate shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Directors, Key Persons and their estates and beneficiaries.

4.5 Committee Composition. Any grant by the Committee to an Insider shall require the approval of (i) a Committee that is composed solely of two (2) or more members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act or (ii) the full Board. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.

5.	Shares Subject to the Plan and Maximum Awards

5.1 Number of Shares Available for Grants. Subject to adjustment in accordance with Section 5.2, the maximum aggregate number of Shares that may be granted pursuant to Awards shall not exceed 32,000,000 Shares (the “Share Reserve”). All Shares are authorized for issuance under the Plan and may be used for any type of Award under the Plan, and any or all of the Shares reserved for issuance under the Plan shall be available for issuance pursuant to the ISOs.

The Share Reserve shall not be reduced for Substitute Awards. Any shares of stock of an Acquired Organization available for future awards under an Acquired Plan (as adjusted and converted into Shares in accordance with the terms of the business transaction) shall be added to the number of Shares available for Awards under the Plan, subject to applicable stockholder approval and stock exchange requirements, unless the terms of the business transaction require such Acquired Plan to be maintained as a separate plan following the completion of the business transaction.

5.2 Adjustments in Authorized Shares. If the Company effects a subdivision or consolidation of Shares or other capital adjustment, the number and class of Shares which may be delivered under Section 5.1, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and the Award limits set forth in Sections 5.2, shall be adjusted in the same manner and to the same extent as all other Shares. If there are material changes in the capital structure of the Company resulting from: (i) the payment of a special dividend (other than regular quarterly dividends) or other distributions to stockholders without receiving consideration therefore; (ii) the spin-off of a Subsidiary; (iii) the sale of a substantial portion of the Company’s assets; (iv) a merger or consolidation in which the Company is not the surviving entity; or (v) other extraordinary non-recurring events affecting the Company’s capital structure and the value of Shares, the Committee shall make equitable adjustments in the number and class of Shares which may be delivered under Section 5.1, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and the Award limits set forth in Sections 5.2, to prevent the dilution or enlargement of the rights of Award recipients. Following any such adjustment, the number of Shares subject to any Award shall always be a whole number. No adjustment shall be made to an Option or SAR to the extent that it causes such Option or SAR to provide for a deferral of compensation subject to Section 409A of the Code and the 409A Guidance.

5.3 Increase to Share Reserve. If any Shares subject to an Award are forfeited before vesting or any Award otherwise expires, terminates or is cash-settled or cancelled without the issuance of such Shares to a Participant, such Shares, to the extent of any such forfeiture, expiration, termination, cash-settlement or cancellation, shall again be available for grant under the Plan and be added to the Share Reserve.

Shares withheld by the Company under an Award shall be deemed to have not been delivered to the Participant and shall be added to the Share Reserve.

5.4 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

5.5 Maximum Awards for Directors. The maximum aggregate number of Shares subject to Awards granted during a single fiscal year to any Director who is not an Employee, taken together with any cash fees paid to such Director during such fiscal year, shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes), in each case for service as a Director and not as a bona fide consultant or advisor to the Company.

5.6 Conflict of Interest. Where a member of the Committee has a direct or indirect financial interest conflicting with that of the Company (the “Conflicting Committee Member”) in either (i) the issuance of Awards to such Conflicting Committee Member or (ii) the issuance of Shares to such Conflicting Committee Member further to an Option exercise, the Conflicting Committee Member must advise the Committee thereof and cause a record of her/his statement to be included in the minutes of the meeting and she/he may not take part in these deliberations. The provisions of article 441-12 of the Luxembourg law of 10 August 1915 on commercial companies as amended shall apply.

6.	Options

6.1 Grant of Options. Options may be granted to Participants in such number, upon such terms, and at such times as determined by the Committee; provided, however, that ISOs may be granted only to Participants who are Employees of the Company or a Subsidiary that is a “subsidiary” of the Company within the meaning of Section 424(f) of the Code. ISOs shall not be granted to any person who owns or is deemed to own pursuant to Section 424(d) of the Code stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, unless the exercise price of the option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share at the grant date and the option is not exercisable after the expiration of five years from the grant date. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQSOs.

Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an ISO fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

6.2 Award Agreement. Options granted under this Plan shall be evidenced by an Award Agreement, which shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. Except with respect to an Option that is a Substitute Award, the Option Price for each Option shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date as of which the Option is granted (or, in the case of an ISO, granted to a person identified in Section 6.1 above, one hundred and ten percent (110%) of the Fair Market Value of a Share). Notwithstanding the foregoing, an ISO may be granted with a lower Option Price if such ISO is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, and a NQSO may be granted with a lower Option Price if such NQSO is a Substitute Award granted in a manner satisfying the provisions of Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(v)(D).

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable after the expiration of the ten (10) year period beginning on the date of its grant. If determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee shall establish, which may be applied differently among Participants or Awards, Options will be deemed exercised by the Participant (or in the event of the death of or authorized transfer by the Participant, by the Beneficiary or transferee) on the expiration date of the Option using a net share settlement (or net settlement) method of exercise to the extent that as of such expiration date the Option is vested and exercisable and the per share exercise price of the Option is below the Fair Market Value of a Share on such expiration date.

6.5 Vesting and Exercisability of Options. Options shall become vested and exercisable in such manner, on such date or dates, or upon the achievement of performance goals or other vesting provisions, and be subject to such other restrictions and conditions, in each case, as may be determined by the Committee, which need not be the same for each grant or for each Participant, and set forth in the Award Agreement.

6.6 Exercise of Options. Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

6.7 Payment. Unless otherwise provided under the terms of an Award Agreement, or as otherwise determined by the Committee, the Option Price shall be payable to the Company in full at the Participant’s option, either: (i) in cash or its equivalent, (ii) by tendering previously acquired Shares having an aggregate value at the time of exercise equal to the total Option Price, (iii) through a reduction in the number of Shares received through the exercise of the Option (net share settlement), or (iv) by a combination of (i), (ii) and (iii). Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall issue the Shares in an appropriate amount based upon the number of Shares to be issued to the Participant under the Option(s).

In the event that a Participant chooses option (ii) above and unless otherwise specifically provided in the Award Agreement, the Participant shall tender only Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes).

7.	Stock Appreciation Rights (SARs)

7.1 Grant of SARs. SARs may be granted to Participants in such number, upon such terms and at such times as determined by the Committee, it being noted that section 5.6 of the Plan shall apply to such grant in any case. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement. Except with respect to an SAR that is a Substitute Award and is granted in a manner that satisfies Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(v)(D), the grant price of a SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR

7.2 Vesting and Exercisability of SARs. SARs shall become vested and exercisable at such times and conditions and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, as set forth in the Award Agreement.

7.3 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them, it being noted that section 5.6 of the Plan shall apply to such exercise in any case.

7.4 Duration of SARs. The term of a SAR shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years. If determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee shall establish, which may be applied differently among Participants or Awards, SARs will be deemed exercised by the Participant (or in the event of the death of or authorized transfer by the Participant by the Beneficiary or transferee) on the expiration date of the SAR to the extent that as of such expiration date the SAR is vested and exercisable and the per share grant price of the SAR is below the Fair Market Value of a Share on such expiration date.

7.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the difference between the Fair Market Value of a Share on the date of exercise over the grant price, by the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

8.	Restricted Stock and Restricted Stock Units (RSUs)

8.1 Grant of Restricted Stock or RSUs. Restricted Stock or RSUs may be granted to Participants in such amounts, upon such terms and at such times as determined by the Committee, it being noted that section 5.6 of the Plan shall apply to such grant in any case.

8.2 Restrictions. The Committee shall impose conditions and/or restrictions on Restricted Stock or RSUs as it may deem advisable including, without limitation, time-based restrictions and/or restrictions based upon the achievement of other specific goals or circumstances. Restricted Stock or RSUs shall be forfeited to the extent that a Participant fails to satisfy the applicable conditions and/or restrictions. All such conditions and/or restrictions shall be set forth in the applicable Award Agreement.

Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Company may retain possession of Shares of Restricted Stock until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

8.3 Lapse of Restrictions, Payment of Restricted Stock or RSUs. Except as otherwise provided in the Award Agreement or as required by applicable law, Shares of Restricted Stock shall become freely transferable by the Participant as soon as practicable after all applicable conditions and/or restrictions have been satisfied. Except as otherwise provided in the Award Agreement or as required by applicable law, RSUs shall be settled as soon as practicable after all applicable conditions and/or restrictions with respect to such RSUs have been satisfied, in the form of cash or in Shares (or in a combination thereof) as determined by the Committee and set forth in the Award Agreement. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which all applicable conditions and/or restrictions have been satisfied.

9.	Performance Shares and Performance Share Units

9.1 Grant of Performance Shares/Performance Share Units. Performance Shares and Performance Share Units may be granted to Participants in such amounts, upon such terms and at such times as determined by the Committee, it being noted that section 5.6 of the Plan shall apply to such grant in any case.

9.2 Performance Objectives and Other Terms. The Committee will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Shares or Performance Share Units that will be paid out to the Participants. Performance Share Units may be denominated as a cash amount, a number of Shares, a number of units referencing a cash amount, a number of Shares or other property, or a combination thereof. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Shares or Performance Share Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee will determine. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion. After the grant of Performance Shares or Performance Share Units, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Shares or Performance Share Units. Any Performance Shares granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of the Performance Shares granted under the Plan, such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Performance Shares. The Company may retain possession of Performance Shares until such time as all conditions and/or restrictions applicable to such Performance Shares have been satisfied.

9.3 Lapse of Restrictions, Payment of Performance Shares/Performance Share Units. Except as otherwise provided in the Award Agreement or as required by applicable law, Performance Shares shall become freely transferable by the Participant as soon as practicable after all applicable after the expiration of the applicable Performance Period and a determination has been made by the Committee as to the extent to which the performance conditions and/or restrictions have been satisfied. Except as otherwise provided in the Award Agreement or as required by applicable law, payment of earned Performance Share Units will be made as soon as practicable after the expiration of the applicable Performance Period and a determination is made by the Committee as to the extent to which the Performance Share Units have been earned. The Committee, in its sole discretion, may pay earned Performance Share Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Share Units at the close of the applicable Performance Period) or in a combination thereof.

10.	Other Awards

The Committee may grant to Participants Other Awards that are denominated in cash or Shares or valued in whole or in part by reference to or are otherwise based upon Shares, either alone or in addition to other Awards granted under this Plan. Other Awards may be settled in Shares, cash or any other form of property, as the Committee shall determine in its sole discretion. Other Awards may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. Subject to this Plan, the Committee shall have sole and complete authority to determine the Employees, Directors and Key Persons to whom and the time or times at which Other Awards shall be made, the number of Shares to be granted pursuant to such Other Awards and all other terms and conditions of Other Awards, including whether such Other Awards are made with or without vesting requirements or require payment of a specified purchase price. Other Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with this Plan as herein set forth.

11.	Provisions Applicable to All Awards

11.1 Award Agreement. Unless the Committee determines otherwise, each Award shall be evidenced by an Award Agreement. Such Award Agreement shall specify the terms of the Award, including without limitation, the type of the Award, the Option Price or grant price, if any, the number of Shares subject to the Award, the duration of the Award and such other provisions as the Committee shall determine.

11.2 Continuous Service/Death/Disability. Each Award Agreement shall set forth the governing terms and conditions in the event of the Participant’s death, Disability, and any interruption or termination of Participant’s Continuous Service.

11.3 Transferability of Awards. Except as otherwise provided otherwise in the Award Agreement, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended), and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

11.4 Restrictive Legends. All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.5 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional shares should be rounded, up or down, forfeited or otherwise eliminated.

12.	Change in Control

12.1 Effect of Change in Control. The Committee may (but shall not be required to) provide for accelerated vesting of an Award upon, or as a result of specified events following, a Change in Control, either in an Award Agreement or in connection with the Change in Control. In the event of a Change in Control, the Committee may, among other alternatives, cause any Award:

(i) to be canceled in consideration of a payment in cash or other consideration to such Participant who holds such Award in an amount per share equal to the excess, if any, of the price or implied price per Share in a Change in Control over the per Share exercise or purchase price of such Award, which shall be paid immediately upon such cancellation and, if the price or implied price per Share in a Change in Control is equal to or less than the per Share exercise or purchase price of such Award, the Award may be canceled for no consideration; or

(ii) to be assumed or a substantially equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right (or agree to cashout the Award as provided in clause (i)), in which case such Award shall become fully vested immediately prior to the Change of Control and shall thereafter terminate. An Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the award at such time; provided that if the consideration to be received in the transaction is not solely common stock of the Successor Corporation, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the assumed award to be solely common stock of the Successor Corporation. A transfer among the Successor Corporation and its affiliates shall not be deemed a termination of Participant’s Continuous Service.

12.2 Termination, Amendment and Modification of Change in Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision to the contrary, the provisions of this Section 12 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award granted under the Plan prior to the Change in Control without the prior written consent of the Participant to whom the Award was made; except that no action shall be permitted under this Section 12.2 that would impermissibly accelerate or postpone payment of an Award subject to Section 409A of the Code and the 409A Guidance.

13.	Amendment, Modification and Termination

13.1 Amendment, Modification and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided that without the prior approval of the Company’s stockholders, no material amendment shall be made if stockholder approval is required by law, regulation or applicable listing requirement of any stock exchange upon which the Common Stock is then listed; provided, further that notwithstanding any other provision of the Plan or any Award Agreement, no such alteration, amendment, suspension or termination shall be made without the approval of the stockholders of the Company if the alteration, amendment, suspension or termination would increase the number of Shares available for Awards under the Plan, except as provided in Section 5.

13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the prior written consent of the Participant to whom the Award was made. The Committee may amend any Award previously granted without the prior written consent of the Participant if such amendment does not adversely affect the Award in any material way and may amend any Award previously granted with the written consent of the Participant.

Other than pursuant to Section 5.2, the Committee shall not without the approval of the Company’s stockholders (i) lower the exercise or grant price per Share of an Option or SAR after it is granted, (ii) cancel an Option or SAR when the exercise or grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 2.10), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of any stock exchange on which the Common Stock is then listed.

14.	Withholding

Unless the Participant elects to and satisfies such obligations otherwise, the Company shall make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary or Affiliate shall have the right to withhold from wages or other amounts otherwise payable to a Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.

If the Participant shall fail to make such tax payments as are required, the Company or its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants of methods to satisfy such tax payment obligations.

15.	Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company (to the extent permissible under applicable law) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any bona fide claim, action, suit, or proceeding against such person or against the Company and in which he or she may be involved by reason of any action taken or failure to act by him or her under the Plan in his or her capacity as a member of the Committee or of the Board and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.	Waiver of Jury Trial

BY ACCEPTING AN AWARD UNDER THE PLAN, EACH PARTICIPANT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THE PLAN AND ANY AWARD, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BY ACCEPTING AN AWARD UNDER THE PLAN, EACH PARTICIPANT CERTIFIES THAT NO OFFICER, REPRESENTATIVE OR ATTORNEY OF THE COMPANY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COMPANY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.

17.	Miscellaneous

17.1 Number. Except where otherwise indicated by the context, the plural shall include the singular and the singular shall include the plural.

17.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. In the event that such laws, rules, and/or regulations prohibit the grant of Awards and/or issuance of Shares under the Plan, or if such actions are prohibited by or approvals cannot be obtained from governmental agencies or national securities exchanges, the Company shall be relieved from liability for failure to grant Awards and/or failure to issue and sell Shares upon exercise of an Award.

17.4 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the Grand Duchy of Luxembourg, without giving effect to principles of conflicts of law.

17.5 Plan Controls. Unless expressly stated otherwise in the Plan, in the event of any conflict between the provisions of an Award Agreement and the Plan, the Plan shall control, and the conflicting provisions of the Award Agreement shall be null and void ab initio.

17.6 Repayment of Awards; Forfeiture. The Committee hereby reserves the right to seek repayment or recovery of an Award, or the value received pursuant to an Award, as appropriate, notwithstanding any contrary provision of the Plan, under any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time. In addition, any Award, or the value received pursuant to an Award is also subject to any applicable law or regulation or the standards of any stock exchange on which the Shares are then listed that provide for any such recovery, recoupment, clawback and/or forfeiture. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

17.7 Section 409A Compliance. It is intended that the Awards are either exempt from the requirements of Section 409A of the Code and the 409A Guidance or will satisfy the requirements of Section 409A of the Code and the 409A Guidance (in form and operation) so that compensation deferred under an applicable Award (and applicable earnings) shall not be included in income under Section 409A of the Code, and the Plan will be construed to that effect. Notwithstanding anything else in the Plan, if the Board determines a Participant to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Participant’s Separation from Service in accordance with the identification date specified in the 409A Guidance and the amount hereunder is “deferred compensation” subject to Section 409A, then any distribution that otherwise would be made to such Participant with respect to this Award as a result of such termination shall not be made until the date that is six months after such Separation from Service or, if earlier, the date of the death of the Participant.

However, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any person for any equity award under Section 409A of the Code. If an Award is subject to Section 409A of the Code and the 409A Guidance, the Award Agreement will incorporate and satisfy the written documentation requirement of Section 409A of the Code and the 409A Guidance either directly or by reference to other documents. Notwithstanding the foregoing, the Company and the Committee shall not have any liability to any Participant for taxes or penalties under Section 409A of the Code, and the Company and the Committee shall not have any obligation to indemnify any Participant for any taxes or penalties under Section 409A of the Code.

17.8 Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant or Beneficiary shall have any rights as a stockholder with respect to Shares subject to an Award until such Shares are delivered to the Participant or the Beneficiary, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Shares are delivered. For the avoidance of doubt, an Award Agreement may provide the Participant or Beneficiary with dividend equivalent rights on such terms and conditions as may be determined by the Committee.

17.9 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the Deed of Incorporation or Articles of Association of the Company or the functional equivalent of any governing documents of an Affiliate, and any applicable provisions of the corporate law of the state or country in which the Company or the Affiliate is incorporated, as the case may be.

17.10 Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

17.11 Acceleration of Exercisability and Vesting. The Committee, as allowed under applicable law, shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

17.12 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board, nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of their obligations under the Plan.

17.13 Disqualifying Dispositions. Any Participant who shall make a “disposition” under Section 424 of the Code of all or any portion of Shares acquired upon exercise of an ISO within two (2) years from the grant date of such ISO or within one year after the issuance of the Shares acquired upon exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

17.14 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments, and adjustments, and to enter into non-uniform and selective Award Agreements.